Exhibit 10.5

              AMENDMENT TO MINERAL RIGHTS REVENUE SHARING AGREEMENT
                              DATED APRIL 24, 2006

This Amendment dated December 8, 2010.

     BETWEEN:

Jorge Alberto Almarez ("Mr. Almarez"), an individual under the laws of Mexico and having an office at:

     157 Calle Federico
     Rosarito, BC Mexico

     AND:

Placer Del Mar, Ltd. ("Placer"), a corporation, duly incorporated under the laws of Nevada and having an office at:

     3707 Fifth Ave. # 351
     San Diego, CA 92103

WHEREAS:

1.

1.1 Mr. Almarez is the registered and beneficial owner of property located at 157 Calle Federico, Rosarito, BC Mexico (the "PROPERTY");

1.2 Mr. Almarez has agreed to grant to Placer the right to free access and exploration of the Property together with the right to file a mining claim on the Property upon terms and conditions hereinafter set forth;

1.3 Mr. Almarez has agreed to grant to Placer the right to assign specific mineral extraction activities to Roca Cantera Y Marmol, Canteras Acabados Finos related only to the extraction of Mexican Shellstone-Limestone ("Conchuela") from the Property upon terms and conditions hereinafter set forth.
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                      NOW THEREFORE THIS AMENDED AGREEMENT

WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

2. MR. ALMAREZ'S REPRESENTATIONS

2.1 Mr. Almarez represents and warrants to Placer that:

(a) Mr. Almarez is the registered and beneficial owner of the Property and holds the sole right to explore and develop the Property;

(b) Mr. Almarez, as registered and beneficial owner of the Property, holds all title and unimpeded Property access rights free and clear of all liens, charges and claims of others;

(c) There are no adverse claims or challenges against or to Mr. Almarez's ownership of or title to the Property nor to the knowledge of the Mr. Almarez is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof;

(e) Mr. Almarez has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or legal entity and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which Mr. Almarez is a party or by which it is bound or to which it is subject; and

(f) No proceedings are pending for, and Mr. Almarez is unaware of any basis for, the institution of any proceedings which could lead to the placing of Mr. Almarez in bankruptcy, or in any position similar to bankruptcy.

2.2 The representations and warranties of Mr. Almarez set out in paragraph 2.1 above form a part of this Agreement and are conditions upon which Placer has relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by Placer.

2.3 Mr. Almarez will indemnify and hold Placer harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

2.4 Mr. Almarez acknowledges and agrees that Placer has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which

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may hereafter become known to Placer shall limit or extinguish the right to indemnity hereunder, and, in addition to any other remedies it may pursue, Placer may deduct the amount of any such loss or damage from any amounts payable by it to Mr. Almarez hereunder.

3. PLACER'S REPRESENTATIONS

3.1 Placer warrants and represents to Mr. Almarez that it is a corporation, duly incorporated under the laws of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.2 Placer has properly filed a Mining Claim on April 24, 2006, duly and validly located and recorded in a good and miner-like manner pursuant to the laws of Mexico and said Mining Claim is effective and in good standing in Mexico as of the Effective Date of this Agreement.

3.3 Placer has entered into a Mineral Extraction Agreement on December 8, 2010 with Roca Cantera Y Marmol, Canteras Acabados Finos related to the extraction of only Mexican Shellstone-Limestone ("Conchuela") on property located at 157 Calle Federico, Rosarito, BC Mexico per its rights as Operator and right to appoint a nominee under the Mineral Rights Revenue Sharing Agreement dated April 24, 2006 between Placer and Mr. Almarez as amended on December 8, 2010.

4. GRANT OF MINERAL EXPLORATION AND MINING RIGHTS

4.1 As of the date of this Agreement, Mr. Almarez hereby gives and grants to Placer the sole and exclusive right to establish mineral claims on the Property, subject to a payment of $400,000 by Placer to Mr. Almarez to be paid in equal payments over sixty (60) months in the amount of $6,666 beginning no later than June 1, 2011 for the exclusive right to begin extracting only Conchuela from the Property commencing December 8, 2010. Such payments shall be lieu of the original 1% Net Smelter Returns royalty originally reserved in favor of Mr. Almarez in the Mineral Rights Revenue Sharing Agreement dated April 24, 2006 and relate only to the mining and extraction of Conchuela, by performing the acts and deeds and paying the sums provided for in paragraph 5. All minerals, other than Conchuela, mined or extracted from the Property remain subject to the 1% Net Smelter Returns royalty as stated in the original Mineral Rights Revenue Sharing Agreement dated April 24, 2006.

4.2 The term of the option shall be for a period of 30 years from the signing date of this agreement, renewable upon the anniversary date of this agreement for an additional 30 year period at the sole discretion of Placer for a one-time payment of $100,000.

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5. CONSIDERATION FOR THE GRANT OF MINERAL EXPLORATION AND MINING RIGHTS

5.1 In order to keep the Grant of Mineral Exploration and Mining Rights granted to Placer in good standing and in force and effect, Placer shall be obligated to the following:

     (a)  CASH PAYMENTS

          Payment of $2,000 to Mr. Almarez, acknowledged as received by Mr. Almarez on June 3, 2005.

     (b)  CONTRACT COMMENCEMENT AND PAYMENTS

          Placer shall be deemed to be obligated to pay Mr. Almarez $400,000 as of the date of the commencement of extraction activities on December 8, 2010. Payment of $400,000 to Mr. Almarez to be paid in equal payments over sixty (60) months in the amount of $6,666 beginning no later than June 1, 2011 for the exclusive right to begin extracting or utilize Placer's Nominee to begin extracting only the mineral known as Conchuela from the Property commencing on December 8, 2010.

     (c)  PROPERTY PAYMENTS AND ASSESSMENT WORK

          Pay, or cause to be paid, to Mr. Almarez, or on Mr. Almarez's behalf as Placer may determine, a 1% Net Smelter Returns royalty reserved in favor of Mr. Almarez for all minerals other than Conchuela extracted by Placer or its Nominee from the Property per Paragraph 11. of this agreement.

7. RIGHT TO ABANDON PROPERTY INTERESTS

Placer, at its sole discretion, may abandon all interests and cease mineral exploration and mining work in the interests of the Property at any time through written notice to Mr. Almarez. Upon receipt of such notice, Mr. Almarez may request that Placer transfer title to such interests to Mr. Almarez, and Placer hereby agrees to do so, and upon expiry of the 30 days, or upon the earlier transfer thereof, such interests shall cease to be part of the Property.

8. TERMINATION OF AGREEMENT

8.1 This Agreement shall terminate upon 30 calendar days' written notice provided by Mr. Almarez to Placer if Placer fails to make the required payments per Paragraph 5. of this Agreement.

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8.2 If Placer shall be in default of any requirement set forth in paragraph 5.1 herein, Mr. Almarez shall give written notice to Placer specifying the default and Placer shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by Mr. Almarez, Placer has failed to take reasonable steps to cure the default by the appropriate performance.

8.3 This Agreement shall terminate upon 30 calendar days' written notice provided by Placer to Mr. Almarez, without cause. Such written notice shall subject Placer to complete abandonment of the Property, and require Placer within 90 days of said written notice to return the Property to its original state and physical condition as of the date of this Agreement.

10. RIGHT OF ENTRY

For so long as this Agreement continues in full force and effect, Placer, its employees, agents and independent contractors shall have the sole and exclusive right and option to:

(a)  enter upon the Property;

(b)  have exclusive and quiet possession of the Property;

(c)  incur Expenditures;

(d) bring upon and erect upon the Property such mining facilities as Placer may consider advisable and operate the property as a mine; and

(e)  remove from the Property and sell or otherwise dispose of mineral products.

11. NET SMELTER RETURNS ROYALTY

11.1 On the date Placer commences commercial production on the Property, other than commercial production of Conchuela, Mr. Almarez shall be entitled to receive and Placer shall pay to Mr. Almarez 1% of Net Smelter Returns annually.

12. THIS AGREEMENT IS THE SOLE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDES ANY AND ALL PREVIOUS AGREEMENTS BETWEEN THE PARTIES.

12.1 By signing this Agreement, any and all previous oral and written agreements between the parties shall be deemed to be unenforceable, null and void as of the date of this Agreement.

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SIGNED, SEALED, AND DELIVERED by MR. ALMAREZ in the presence of:


Signature /s/ Jorge Alberto Almarez         (Jorge Alberto Almarez) Date 12/8/10
         -------------------------------                                 -------
157 Calle Federico # 157
BC, Mexico

SIGNED, SEALED, AND DELIVERED by PLACER in the presence of:


Signature /s/ Humberto Bravo                 (Humberto Bravo)       Date 12/8/10
         -------------------------------                                 -------
Placer Del Mar, Ltd.
3707 Fifth Ave. # 351
San Diego, CA 92103-4221


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